Exhibit 99.1

Zuora Reports Third Quarter Fiscal 2025 Results
Redwood City, Calif. – December 9, 2024 – Zuora, Inc. (NYSE: ZUO), a leading monetization suite for modern business, today announced financial results for its fiscal third quarter ended October 31, 2024.
Third Quarter Fiscal 2025 Financial Results:
•Revenue: Subscription revenue was $105.3 million, an increase of 7% year-over-year. Total revenue was $116.9 million, an increase of 6% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $11.7 million, compared to a loss from operations of $8.8 million in the third quarter of fiscal 2024.
•Non-GAAP Income from Operations: Non-GAAP income from operations was $25.1 million, compared to non-GAAP income from operations of $16.0 million in the third quarter of fiscal 2024.
•GAAP Net Loss: GAAP net loss was $32.2 million, or 28% of revenue, compared to a net loss of $5.5 million, or 5% of revenue, in the third quarter of fiscal 2024. GAAP net loss per share was $0.21 based on 152.3 million weighted-average shares outstanding, compared to a net loss per share of $0.04 based on 141.5 million weighted-average shares outstanding in the third quarter of fiscal 2024. The GAAP net loss reflects increased costs associated with our proposed acquisition, including a debt redemption liability of $20.2 million as of October 31, 2024 associated with our obligation to repurchase a portion of our 2029 Notes pursuant to our proposed acquisition, and $9.8 million of legal, consulting, and other transaction related costs. Refer below for further information on the proposed acquisition.
•Non-GAAP Net Income: Non-GAAP net income was $24.8 million, compared to non-GAAP net income of $12.3 million in the third quarter of fiscal 2024. Non-GAAP net income per share was $0.16 based on 152.3 million weighted-average shares outstanding, compared to non-GAAP net income per share of $0.09 based on 141.5 million weighted-average shares outstanding in the third quarter of fiscal 2024.
•Cash Flow: Net cash provided by operating activities was $22.4 million, compared to net cash used in operating activities of $55.7 million in the third quarter of fiscal 2024.
•Adjusted Free Cash Flow: Adjusted free cash flow was $25.5 million compared to $12.7 million in the third quarter of fiscal 2024.
•Cash and Investments: Cash and cash equivalents and short-term investments were $558.5 million as of October 31, 2024.
Descriptions of our non-GAAP financial measures are contained in the section titled "Explanation of Non-GAAP Financial Measures" below and reconciliations of GAAP and non-GAAP financial measures are contained in the tables below.
Proposed Acquisition; Conference Call and Guidance
On October 17, 2024, we announced that Zuora entered into a definitive agreement to be acquired by Silver Lake, the global leader in technology investing, in partnership with an affiliate of GIC Pte. Ltd. (“GIC”). The transaction is valued at $1.7 billion, with Silver Lake and GIC to acquire all outstanding shares of Zuora common stock for $10.00 per share in cash. The acquisition is expected to close in the first calendar quarter of 2024, subject to customary closing conditions and approvals, including the receipt of the required regulatory approvals. Upon completion of the transaction, Zuora will become a privately held company.

Given the proposed acquisition of Zuora, we will not be holding a conference call or live webcast to discuss Zuora's third quarter of fiscal 2025 financial results, we will not be providing any forward looking guidance, and we are withdrawing all previously provided goals, outlook, and guidance.
Key Operational and Financial Metrics:
•Customers with annual contract value (ACV) equal to or greater than $250,000 were 451, compared to 453 as of October 31, 2023.
•Dollar-based retention rate (DBRR) was 103%, compared to 108% as of October 31, 2023.
•Annual recurring revenue (ARR) was $419.9 million compared to $396.0 million as of October 31, 2023, representing ARR growth of 6%.
Explanation of Key Operational and Financial Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions. We define the number of customers at the end of any particular period as the number of parties or organizations that have entered into a distinct subscription contract with us and for which the term has not ended. Each party with whom we have entered into a distinct subscription contract is considered a unique customer, and in some cases, there may be more than one customer within a single organization.
Dollar-based Retention Rate (DBRR). We calculate DBRR as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Annual Recurring Revenue (ARR). ARR represents the annualized recurring value at the time of initial booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. ARR growth is calculated by dividing the ARR as of a period end by the ARR for the corresponding period end of the prior fiscal year.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures including: non-GAAP cost of subscription revenue; non-GAAP subscription gross margin; non-GAAP cost of professional services revenue; non-GAAP professional services gross margin; non-GAAP gross profit; non-GAAP gross margin; non-GAAP income from operations; non-GAAP operating margin; non-GAAP net income; non-GAAP net income per share; and adjusted free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable contributions. We exclude expenses associated with charitable donations of our common stock. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Shareholder matters. We exclude non-recurring charges and benefits, net of insurance recoveries, including litigation expenses, settlements and other legal, consulting and advisory fees, related to shareholder matters that are outside of the ordinary course of our business, including expenses related to a cooperation agreement. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing, results and resolution of such litigation, settlements, agreements or other shareholder matters.
•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software, office leases, and acquired intangible assets. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of debt derivative and warrant liabilities. We exclude fair value adjustments related to the debt derivative and warrant liabilities, which are non-cash gains or losses, as they can fluctuate significantly with changes in Zuora's stock price and market volatility, and do not reflect the underlying cash flows or operational results of the business.
•Acquisition-related expenses. We exclude acquisition-related expenses (including integration-related charges) that are not related to our ongoing operations. These expenses include gains or losses recognized on contingent consideration related to acquisitions, including costs associated with our proposed acquisition. We do not consider these transaction expenses as reflective of our core business or ongoing operating performance.
•Workforce reductions. We exclude charges related to workforce reduction plans, including severance, health care and related expenses. We believe these charges are not indicative of our continuing operations.
Additionally, we disclose "adjusted free cash flow", which is a non-GAAP measure that includes adjustments to operating cash flows for cash impacts related to Shareholder matters and Acquisition-related expenses described above, and net purchases of property and equipment. We include the impact of net purchases of property and equipment in our adjusted free cash flow calculation because we consider these capital expenditures to be a necessary component of our ongoing operations. We believe this measure is meaningful to investors because management reviews cash flows generated from operations excluding such expenditures that are not related to our ongoing operations.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Forward-Looking Statements:
This press release contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “determine,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” “strategy,” “likely,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include statements regarding the proposed acquisition of Zuora, including the expected timing of the closing of the acquisition, and expectations for Zuora following the completion of the acquisition. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on August 29, 2024 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the possibility that the closing conditions to the proposed acquisition are not satisfied (or waived), including the risk that required approvals from Zuora’s stockholders for the proposed acquisition or required regulatory approvals to consummate the acquisition are not obtained in a timely manner (or at all); the outcome of the current complaint and any potential litigation relating to the proposed acquisition; uncertainties as to the timing of the consummation of the proposed acquisition; the ability of each party to consummate the proposed acquisition; our ability to attract new customers and retain and expand sales to existing customers; our ability to manage our future revenue and profitability plans effectively; adoption of monetization platform software and related solutions, as well as consumer adoption of products and services that are provided through such solutions; our ability to develop and release new products and services, or successful enhancements, new features and modifications; challenges related to growing our relationships with strategic partners; loss of key employees; our ability to compete in our markets; adverse impacts on our business and financial condition due to macroeconomic or market conditions; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; market acceptance of our products; the success of our product development efforts; risks associated with currency exchange rate fluctuations; risks associated with our debt obligations; successful deployment of our solutions by customers after entering into a subscription agreement with us; the success of our sales and product initiatives; our security measures; our ability to adequately protect our intellectual property; interruptions or performance problems; litigation and other shareholder related costs; the anticipated benefits of acquisitions and ability to integrate operations and technology of any acquired company; geopolitical conflicts or destabilizing events; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Important Information and Where to Find It
In connection with the proposed acquisition, Zuora has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form on November 25, 2024, a definitive version of which will be mailed or otherwise provided to its stockholders. The Company and affiliates of the Company have jointly filed a transaction statement on Schedule 13E-3 (the Schedule 13E-3). Zuora may also file other documents with the SEC regarding the potential transaction. BEFORE MAKING ANY VOTING DECISION, ZUORA’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO

IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents that Zuora files with the SEC from the SEC’s website at www.sec.gov and Zuora’s website at investor.zuora.com. In addition, the proxy statement, the Schedule 13E-3 and other documents filed by Zuora with the SEC (when available) may be obtained from Zuora free of charge by directing a request to Zuora’s Investor Relations at investorrelations@zuora.com.
Participants in the Solicitation
Zuora and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Zuora’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of Zuora in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be set forth in the proxy statement and Schedule 13E-3 and other materials to be filed with the SEC. You may also find additional information about Zuora’s directors and executive officers in Zuora’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2024 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected in Zuora’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You can obtain free copies of these documents from Zuora using the contact information above.
About Zuora, Inc.
Zuora provides a leading monetization suite to build, run and grow a modern business through a dynamic mix of usage-based models, subscription bundles and everything in between. From pricing and packaging, to billing, payments and revenue accounting, Zuora’s flexible, modular software platform is designed to help companies evolve monetization strategies with customer demand. More than 1,000 customers around the world, including BMC Software, Box, Caterpillar, General Motors, The New York Times, Schneider Electric and Zoom use Zuora’s leading combination of technology and expertise to turn recurring relationships and recurring revenue into recurring growth. Zuora is headquartered in Silicon Valley with offices in the Americas, EMEA and APAC. To learn more, please visit zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377
Media Relations Contact:
Margaret Juhnke
press@zuora.com
619-609-3919
© 2024 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, Subscription Economy Index, Zephr, and Subscription Experience Platform are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.
SOURCE: ZUORA, INC.

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue:
Subscription	$105,253	$98,048	$308,263	$283,232
Professional services	11,676	11,801	33,831	37,760
Total revenue	116,929	109,849	342,094	320,992
Cost of revenue:
Subscription[1]	23,954	20,378	67,207	62,304
Professional services[1]	14,383	14,650	43,483	47,851
Total cost of revenue	38,337	35,028	110,690	110,155
Gross profit	78,592	74,821	231,404	210,837
Operating expenses:
Research and development[1]	26,833	27,504	76,853	79,428
Sales and marketing[1]	36,597	40,245	108,579	124,488
General and administrative[1]	26,880	15,893	71,351	54,160
Total operating expenses	90,310	83,642	256,783	258,076
Loss from operations	(11,718)	(8,821)	(25,379)	(47,239)
Change in fair value of debt derivative and warrant liabilities	(20,174)	6,997	(29,115)	2,241
Interest expense	(7,045)	(5,610)	(20,781)	(14,604)
Interest and other income (expense), net	6,505	2,272	19,988	13,639
Loss before income taxes	(32,432)	(5,162)	(55,287)	(45,963)
Income tax (benefit) provision	(226)	340	(2,152)	1,396
Net loss	(32,206)	(5,502)	(53,135)	(47,359)
Comprehensive loss:
Foreign currency translation adjustment	462	(696)	386	(1,383)
Unrealized gain (loss) on available-for-sale securities	248	(18)	63	494
Comprehensive loss	$(31,496)	$(6,216)	$(52,686)	$(48,248)
Net loss per share, basic and diluted	$(0.21)	$(0.04)	$(0.36)	$(0.34)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	152,263	141,488	149,457	138,789
_____________________
(1) Stock-based compensation expense was recorded in the following cost and expense categories:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cost of subscription revenue	$2,331	$2,350	$6,291	$6,889
Cost of professional services revenue	2,598	2,747	7,359	8,997
Research and development	7,697	7,165	21,680	20,661
Sales and marketing	7,613	8,191	20,609	24,857
General and administrative	4,694	5,648	13,163	16,569
Total stock-based compensation expense	$24,933	$26,101	$69,102	$77,973

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$277,615	$256,065
Short-term investments	280,909	258,120
Accounts receivable, net	82,414	124,602
Deferred commissions, current portion	15,995	15,870
Prepaid expenses and other current assets	25,183	23,261
Total current assets	682,116	677,918
Property and equipment, net	27,403	25,961
Operating lease right-of-use assets	20,591	22,462
Purchased intangibles, net	23,146	10,082
Deferred commissions, net of current portion	24,941	27,250
Goodwill	73,903	56,657
Other assets	4,972	3,506
Total assets	$857,072	$823,836
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$761	$3,161
Accrued expenses and other current liabilities	45,167	32,157
Accrued employee liabilities	29,860	37,722
Deferred revenue, current portion	177,436	199,615
Operating lease liabilities, current portion	7,030	6,760
Total current liabilities	260,254	279,415
Long-term debt	368,348	359,525
Deferred revenue, net of current portion	860	2,802
Operating lease liabilities, net of current portion	32,573	37,100
Deferred tax liabilities	4,066	3,725
Other long-term liabilities	6,781	7,582
Total liabilities	672,882	690,149
Stockholders’ equity:
Class A common stock	15	14
Class B common stock	1	1
Additional paid-in capital	1,067,329	964,141
Accumulated other comprehensive loss	(410)	(859)
Accumulated deficit	(882,745)	(829,610)
Total stockholders’ equity	184,190	133,687
Total liabilities and stockholders’ equity	$857,072	$823,836

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(53,135)	$(47,359)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	14,715	13,684
Stock-based compensation	69,102	77,973
Provision for credit losses	2,117	457
Amortization of deferred commissions	13,946	14,415
Reduction in carrying amount of right-of-use assets	3,470	4,876
Change in fair value of debt derivative and warrant liabilities	29,115	(2,241)
Other	(2,418)	2,630
Changes in operating assets and liabilities:
Accounts receivable	40,149	12,476
Prepaid expenses and other assets	(2,657)	878
Deferred commissions	(12,107)	(12,013)
Accounts payable	(2,529)	(634)
Accrued expenses and other liabilities	6,843	(82,904)
Accrued employee liabilities	(7,986)	509
Deferred revenue	(24,439)	(7,461)
Operating lease liabilities	(7,476)	(10,962)
Net cash provided by (used in) operating activities	66,710	(35,676)
Cash flows from investing activities:
Purchases of property and equipment	(9,252)	(6,913)
Purchases of short-term investments	(240,093)	(66,665)
Maturities of short-term investments	222,279	175,128
Cash paid for acquisition, net of cash acquired	(24,786)	(4,524)
Net cash (used in) provided by investing activities	(51,852)	97,026
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	3,372	1,000
Proceeds from issuance of common stock under employee stock purchase plan	4,481	4,765
Payment for taxes related to net share settlement of stock options	(1,547)	—
Proceeds from issuance of convertible senior notes, net of issuance costs	—	145,861
Net cash provided by financing activities	6,306	151,626
Effect of exchange rates on cash and cash equivalents	386	(1,383)
Net increase in cash and cash equivalents	21,550	211,593
Cash and cash equivalents, beginning of period	256,065	203,239
Cash and cash equivalents, end of period	$277,615	$414,832

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

Subscription Gross Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of cost of subscription revenue:
GAAP cost of subscription revenue	$23,954	$20,378	$67,207	$62,304
Less:
Stock-based compensation	(2,331)	(2,350)	(6,291)	(6,889)
Amortization of acquired intangibles	(1,164)	(607)	(2,706)	(2,083)
Workforce reductions	(228)	—	(796)	(38)
Acquisition-related expenses	(12)	—	(103)	—
Asset impairment	—	(439)	—	(439)
Shareholder matters	—	—	(20)	—
Non-GAAP cost of subscription revenue	$20,219	$16,982	$57,291	$52,855
GAAP subscription gross margin	77%	79%	78%	78%
Non-GAAP subscription gross margin	81%	83%	81%	81%

Professional Services Gross Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of cost of professional services revenue:
GAAP cost of professional services revenue	$14,383	$14,650	$43,483	$47,851
Less:
Stock-based compensation	(2,598)	(2,747)	(7,359)	(8,997)
Acquisition-related expenses	(22)	—	(22)	—
Shareholder matters	—	—	(28)	—
Workforce reductions	—	—	(5)	(46)
Non-GAAP cost of professional services revenue	$11,763	$11,903	$36,069	$38,808
GAAP professional services gross margin	(23)%	(24)%	(29)%	(27)%
Non-GAAP professional services gross margin	(1)%	(1)%	(7)%	(3)%

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages)
(unaudited)

Total Gross Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of gross profit:
GAAP gross profit	$78,592	$74,821	$231,404	$210,837
Add:
Stock-based compensation	4,929	5,097	13,650	15,886
Amortization of acquired intangibles	1,164	607	2,706	2,083
Workforce reductions	228	—	801	84
Acquisition-related expenses	34	—	125	—
Asset impairment	—	439	—	439
Shareholder matters	—	—	48	—
Non-GAAP gross profit	$84,947	$80,964	$248,734	$229,329
GAAP gross margin	67%	68%	68%	66%
Non-GAAP gross margin	73%	74%	73%	71%

Operating (Loss) Income and Operating Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of (loss) income from operations:
GAAP loss from operations	$(11,718)	$(8,821)	$(25,379)	$(47,239)
Add:
Stock-based compensation	24,933	26,101	69,102	77,973
Acquisition-related expenses	10,299	19	17,100	211
Amortization of acquired intangibles	1,164	607	2,706	2,083
Workforce reductions	241	—	1,518	265
Shareholder matters	181	(3,508)	4,240	(3,265)
Asset impairment	—	1,592	—	1,592
Non-GAAP income from operations	$25,100	$15,990	$69,287	$31,620
GAAP operating margin	(10)%	(8)%	(7)%	(15)%
Non-GAAP operating margin	21%	15%	20%	10%

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except per share data)
(unaudited)

Net (Loss) Income and Net (Loss) Income Per Share

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of net (loss) income:
GAAP net loss	$(32,206)	$(5,502)	$(53,135)	$(47,359)
Add:
Stock-based compensation	24,933	26,101	69,102	77,973
Change in fair value of debt derivative and warrant liabilities	20,174	(6,997)	29,115	(2,241)
Acquisition-related expenses	10,299	19	17,100	211
Amortization of acquired intangibles	1,164	607	2,706	2,083
Workforce reductions	241	—	1,518	265
Shareholder matters	181	(3,508)	4,240	(3,265)
Asset impairment	—	1,592	—	1,592
Non-GAAP net income	$24,786	$12,312	$70,646	$29,259
GAAP net loss per share, basic and diluted[1]	$(0.21)	$(0.04)	$(0.36)	$(0.34)
Non-GAAP net income per share, basic and diluted[1]	$0.16	$0.09	$0.47	$0.21
_________________________________

(1) For the three months ended October 31, 2024 and 2023, GAAP and Non-GAAP net (loss) income per share are calculated based upon 152.3 million and 141.5 million basic and diluted weighted-average shares of common stock, respectively. For the nine months ended October 31, 2024 and 2023, GAAP and Non-GAAP net (loss) income per share are calculated based upon 149.5 million and 138.8 million basic and diluted weighted-average shares of common stock, respectively.

Adjusted Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of adjusted free cash flow:
Net cash provided by (used in) operating activities (GAAP)	$22,408	$(55,657)	$66,710	$(35,676)
Add:
Acquisition-related expenses	5,587	28	7,300	135
Shareholder matters	824	71,377	4,379	72,130
Less:
Purchases of property and equipment	(3,330)	(3,075)	(9,252)	(6,913)
Adjusted free cash flow (non-GAAP)	$25,489	$12,673	$69,137	$29,676
Net cash provided by (used in) investing activities (GAAP)	$18,999	$2,005	$(51,852)	$97,026
Net cash (used in) provided by financing activities (GAAP)	$(1,295)	$145,899	$6,306	$151,626